Exhibit C

                              CYCARE SYSTEMS, INC.
                              DIRECTOR STOCK PLAN

                ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 Establishment of the Plan. CyCare Systems, Inc., a Delaware corporation, hereby establishes the CyCare Systems, Inc. Director Stock Plan (the "Plan") for the benefit of its Non-employee Directors. The Plan sets forth the terms of an initial, one-time grant of Non-Qualified Stock Options and subsequent annual grants of Restricted Stock to Non-employee Directors. All such grants are subject to the terms and provisions set forth in this Plan.

         1.2 Purpose of the Plan. The purpose of the Plan is to encourage ownership in the Company by Non-employee Directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Non-employee Directors of the Company, and to provide Non-employee Directors with a further incentive to work for the best interests of the Company and its stockholders.

         1.3 Effective Date. The Plan is effective as of October 18, 1994 (the "Effective Date"). Within one year after the Effective Date, the Plan shall be submitted to the stockholders of the Company for their approval. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Delaware Law and the Company's Bylaws and Restated Certificate of Incorporation. Any Awards granted under the Plan prior to stockholder approval are effective when made, but no Award may be exercised or settled and no restrictions relating to any Award may lapse before stockholder approval. If the stockholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

         1.4 Duration of the Plan. The Plan shall remain in effect until such time as the Plan is terminated by the Board of Directors pursuant to Article 9 or Section 10.4.

                    ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1. Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

                  (a) "Award" means a grant of Non-Qualified Stock Options or Restricted Stock under the Plan.

                  (b) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

                  (c) "Change in Control" of the Company means and includes each of the following:

                           (1) a change of  control  of the  Company of a nature
                  that would be required to be reported in response to Item 6(e) of Schedule 14A of the Exchange Act regardless of whether the Company is subject to such reporting requirements;

                           (2) a change  of  control  of the  Company  through a
                  transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the Exchange Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

                           (3) any  consolidation  or liquidation of the Company
                  in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be con- verted into cash, securities, or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger;

                           (4) the  stockholders of the Company approve any plan
                  or proposal for the liquidation or dissolution of the Company; or

                           (5) substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

                  The foregoing events shall not be deemed to be a Change in Control if the transaction or transactions causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board in office as of the Effective Date ("Incumbents"), those serving on the Board pursuant to nomination or appointment thereto by a majority of Incumbents ("Successors"), and those serving on the Board pursuant to nomination or appointment thereto by a majority of a Board composed of Incumbents and/or Successors.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Committee" means the committee appointed by the Board to administer the Plan.

                  (f)  "Company"   means  CyCare   Systems,   Inc.,  a  Delaware
         corporation, or any successor as provided in Section 10.3.

                  (g) "Director" means any individual who is a member of the Board of Directors of the Company.

                  (h) "Disability" means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code. To the extent permitted pursuant to Section 16 of the Exchange Act, Disability shall be determined by the Board in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

                  (j) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the average of the highest and lowest quoted selling prices on the immediately preceding date on which such sales occurred, as reported in The Wall Street Journal or a similar publication selected by the Committee.

                  (k) "Grant Date" means July 1, 1995 and each anniversary of that date.

                  (l) "Non-employee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company.

                  (m) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6, that is not intended to be an incentive stock option qualifying under Section 422 of the Code.

                  (n) "Option" means a Non-Qualified Stock Option granted under the Plan.

                  (o) "Participant" means a Non-employee Director of the Company who has been granted an Award under the Plan.

                  (p) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in
         Article 7.

                  (q) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group," as that term is defined in Section 13(d).

                  (r)   "Restricted   Stock"   means  an  Award   granted  to  a
         Non-employee Director pursuant to Article 7 that is subject to a Period of Restriction.

                  (s) "Shares" means the shares of the Company's Common Stock, $.01 par value.

         2.2 Gender and Number. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2.3.  Severability  of Provisions.  With respect to persons  subject to
Section 16 of the Exchange Act, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators, and the remaining provisions of the Plan or actions by plan administrators shall be construed and enforced as if the invalid provision or action had not been included or undertaken.

         2.4. Incorporation by Reference. In the event this Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed automatically to be incorporated by reference herein, insofar as Participants subject to Section 16 of the Exchange Act are concerned.

                           ARTICLE 3. ADMINISTRATION

         3.1 The Committee. The Plan will be administered by the Committee, subject to the restrictions set forth in the Plan.

         3.2 Administration by the Committee. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions. However, the Committee does not have the power to (i) determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of Awards to be made under the Plan to any Participant or (ii) take any action that would result in the Awards not being treated as "formula awards" within the meaning of Rule 16b-3(c)(ii) or any successor provision, promulgated pursuant to the Exchange Act.

         3.3 Decisions Binding. The Committee's determinations and decisions under the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                     ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1 Number of Shares. The total number of Shares available for grant under the Plan may not exceed 50,000, subject to adjustment as provided in
Section 4.3. The Shares issued pursuant to the exercise of Options granted under the Plan and the Shares issued as Restricted Stock may be authorized and unissued Shares or Shares reacquired by the Company, as determined by the Committee.

         4.2 Lapsed Awards. If any Option or Share of Restricted Stock granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option and any such Shares of Restricted Stock again will be available for grant under the Plan.

         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the number and/or type of Shares subject to any outstanding Award, and the Option exercise price per Share under any outstanding Option will be automatically adjusted so that the proportionate interests of the Participants will be maintained as before the occurrence of such event.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1. Eligibility. Eligibility to participate in the Plan is limited to Non-employee Directors.

         5.2 Actual Participation. All eligible Non-employee Directors will receive a grant of Options pursuant to Article 6 and annual grants of Restricted Stock pursuant to Article 7.

                      ARTICLE 6. ONE-TIME GRANT OF OPTIONS

         6.1. One-Time Grant of Options. Each individual who is a Non-employee Director on October 18, 1994 will be granted Options on that date, the exercise of which will entitle the Non-employee Director to purchase 2,500 Shares. The specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.2.

         6.2. Option Agreement. The grant of Options will be evidenced by an Option Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

         6.3 Option Exercise Price Per Share. The Option exercise price per Share under any outstanding Option granted pursuant to this Article 6 shall be $12.375 (the "Exercise Price").

         6.4. Duration of Options. Each Option granted to a Participant under this Article 6 shall expire on October 18, 1999, the fifth (5th) anniversary date of its grant, unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan.

         6.5. Vesting of Options Subject to Exercise. Subject to Section 1.3, the Options granted to the Participants under this Article 6 shall vest and become subject to exercise during the four-year period (the "Exercise Period") beginning on the Effective Date and ending on October 18, 1998; provided, however, that only one-quarter of the total number of Options granted to a Participant pursuant to this Article 6 shall vest during each of the four one-year periods during the Exercise Period that begin on the Effective Date and each subsequent October 18 thereafter until October 18, 1998.

         6.6. Exercise or Disposition of Options. Participants shall be entitled to exercise any Option that has vested at any time within the period beginning with the Effective Date and ending five (5) years after the Effective Date; provided, however, that the disposition by a Participant of any Shares acquired pursuant to the exercise of an Option shall occur only after the end of the six
(6) month period beginning on the date that Company's stockholders approve the Plan.

         6.7. Payment. Options are exercised by delivering a written notice of exercise to the Secretary of the Company, setting forth the number of Options to be exercised and accompanied by a payment equivalent to the product of the number of Options exercised multiplied by the Exercise Price (the "Total Exercise Price"). The Total Exercise Price is payable:

                  (a)  in cash or its equivalent;

                  (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the Total Exercise Price;

                  (c) by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Options that number of Shares having a Fair Market Value on the exercise date equal to the Total Exercise Price; or

                  (d)  by a combination of (a), (b), and (c).

         A Participant  may elect to use the payment method  described in clause
         (c) of this Section 6.7 only with the consent of, and at the time and in the manner prescribed by, the Committee. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Options.

         6.8. Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 6 comply with applicable law, the Board shall impose restrictions on the transferability of any Shares acquired pursuant to the exercise of an Option under this Article 6, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.9. Termination of Service on Board of Directors Due to Death or Disability. If a Participant's service on the Board is terminated by reason of death or Disability, any outstanding Options held by the Participant that are not fully vested are immediately forfeited and returned to the Company. Any outstanding options held by the Participant that are fully vested will remain fully vested and subject to exercise.

         To the extent an Option is fully vested and exercisable as of the date of death or Disability, it will remain exercisable for sixty (60) days after the date of death or Disability by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons as shall have acquired the Participant's Options by will or by the laws of descent and distribution. Any Option that is fully vested but not exercised during this sixty (60) day period after death or Disability will be immediately forfeited to the Company.

         6.10. Termination of Service on Board of Directors for Other Reasons. If the Participant's service on the Board is terminated for any reason other than for death or Disability, any outstanding Options held by the Participant that are not fully vested as of the date of termination are immediately forfeited to the Company. To the extent an Option is fully vested and exercisable as of such date, it will remain exercisable for sixty (60) days after the date the Participant's service on the Board terminates. Any Option that is fully vested but not exercised during this sixty (60) day period after termination of service will be immediately forfeited to the Company.

         6.11. Limitations on the Transferability of Options. No Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, the laws of descent and distribution, or under any other circumstances allowed by the Committee that would not violate the transferability restrictions contained in Rule 16b-3(a)(2) or any successor provision.

                   ARTICLE 7. ANNUAL RESTRICTED STOCK GRANTS

         7.1. Initial Grant of Restricted Stock. Each individual who is a Non-employee Director on July 1, 1995 will be granted One Thousand (1,000) Shares of Restricted Stock on that date. The specific terms of the Restricted Stock grant are subject to the provisions of this Article 7 and the Restricted Stock Agreement executed pursuant to Section 7.3.

         7.2. Annual Grant of Restricted Stock. Each individual who is a Non-employee Director on the relevant Grant Date after July 1, 1995 will be granted One Thousand (1,000) Shares of Restricted Stock on such Grant Date, subject to the limitation on the number of Shares that may be awarded under the Plan.

         7.3. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of the Plan.

         7.4. Nontransferability of Restricted Stock. The Shares of Restricted Stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the applicable Period of Restriction.

         7.5. Period of Restriction. The Period of Restriction for each grant of Shares of Restricted Stock awarded pursuant to this Article 7 shall expire at the end of the one (1) year period following the applicable Grant Date.

         7.6.  Certificate  Legend.  Any  certificate   representing  Shares  of
Restricted Stock granted pursuant to the Plan shall bear the following legend:

                  "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the CyCare Systems, Inc. Director Stock Plan, and the corresponding Restricted Stock Agreement. A copy of the Plan and the Restricted Stock Agreement may be obtained from the Secretary of CyCare Systems, Inc."

         7.7. Removal of Restrictions. Except as otherwise provided in the Plan, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Non-employee Director after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Non-employee Director shall be entitled to have the legend required by Section 7.6 removed from his or her Share certificates. All rights with respect to the Restricted Stock granted to a Non-employee Director under the Plan shall be available during his or her lifetime only to such Non-employee Director.

         7.8. Voting Rights. During the Period of Restriction, Non-employee Directors holding Shares of Restricted Stock granted hereunder will have voting rights with respect to those Shares.

         7.9. Dividends and Other Distributions. During the Period of Restriction, cash and stock dividends on Shares of Restricted Stock may be either currently paid or withheld by the Company for the Participant's account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as will be determined by the Committee.

         7.10. Termination of Service on Board. If a Participant's service on the Board terminates for any reason before the end of a Period of Restriction relating to any grant of Restricted Stock, the Restricted Stock that is subject to a Period of Restriction shall be forfeited to the Company and will be again available for grant under the Plan.

                          ARTICLE 8. CHANGE IN CONTROL

         In the event of a Change in Control of the Company, all Awards granted under the Plan that are still outstanding and not yet vested or are subject to restrictions, shall become immediately one hundred percent (100%) vested in each Participant or shall be free of any restrictions, as of the first date that a Change in Control occurs, and shall be exercisable for the remaining duration of the Award. All Options that are exercisable as of the effective date of the Change in Control will remain exercisable for the remaining duration of the Options.

              ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION

         9.1 Amendment, Modification, and Termination. Subject to the terms set forth in this Section 9.1, the Committee may terminate, amend, or modify the Plan at any time; provided, however, that stockholder approval is required for any Plan amendment that would materially increase the benefits to Participants or the number of securities that may be issued, or materially modify the eligibility requirements in the Plan. Further, Plan provisions relating to the amount, price, and timing of securities to be awarded under the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         9.2. Awards Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

                           ARTICLE 10. MISCELLANEOUS

         10.1. Indemnification. Each individual who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf.

         The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Restated Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         10.2. Beneficiary Designation. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         10.3. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         10.4. Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

         10.5. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.